                                                                    EXHIBIT 4(f)

CERTIFICATE                                                        NUMBER OF
  NUMBER                                                            SHARES


                            AMSOUTH BANCORPORATION
             Incorporated Under the Laws of the State of Delaware
                        ___% PREFERRED STOCK, SERIES __
                        ($_____ LIQUIDATION PREFERENCE)


                                                CUSIP NO. __________
                                                (See Reverse for
                                                Certain Definitions)


This Certifies that _______________________ is the owner of _______________________ (____) fully paid and nonassessable shares of the ___% Preferred Stock, Series __ ($_____ Liquidation Preference), of AmSouth Bancorporation (the "Corporation") transferable only on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.



Dated:

COUNTERSIGNED AND REGISTERED:

_______________________________     AMSOUTH BANCORPORATION
as Transfer Agent and Registrar


By ____________________________                   By____________________________
     Authorized Signature                                               Chairman

                                                     ___________________________
                                                                       Secretary
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                            AMSOUTH BANCORPORATION

     The Corporation will furnish without charge to each stockholder who so requests a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the office of the secretary of the Corporation or to the transfer agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -    as tenants in common              UNIF GIFT MIN ACT-   ____ Custodian ____
TEN ENT -    as tenants by the entireties                          (Cust)       (Minor)
JT TEN  -    as joint tenants with right of                        under Uniform Gifts to Minors
             survivorship and not as tenants                                 Act____________
             in common                                                            (State)

    Additional abbreviations may also be used though not in the above list.


          FOR VALUE RECEIVED, ______________ hereby sell, assign and transfer unto _____________ [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE] __________________ [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE] _______________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated _____________

                         ___________________________________________

                         In the presence of ________________________

                         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.